UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 2, 2017

CIVEO CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	1-36246	98-1253716

(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer Identification No.)
Incorporation or Organization)	Number)

Three Allen Center 333 Clay Street, Suite 4980
Houston, Texas	77002

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 510-2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 2, 2017, Civeo Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and between the Company and RBC Capital Markets, LLC, as representative of the several underwriters named in Schedule I thereto (the “Underwriters”), relating to the sale (the “Offering”) by the Company to the Underwriters of an aggregate of 20,000,000 common shares, no par value (the “Common Shares”), of the Company at a price to the public of $3.00 per share. Pursuant to the Underwriting Agreement, the Underwriters were granted an option (the “Underwriters’ Option”) for a period of 30 days to purchase from the Company up to an additional 3,000,000 Common Shares at the same price per share. On February 2, 2017, the Underwriters exercised the Underwriters’ Option in full.

The material terms of the Offering are described in the prospectus supplement dated February 2, 2017 (the “Prospectus Supplement”) and the base prospectus dated August 22, 2016 filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), on February 3, 2017. The Offering is registered with the SEC pursuant to an effective registration statement on Form S-3 (File No. 333-212754), which was declared effective by the SEC on August 22, 2016.

In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on February 7, 2017, subject to customary closing conditions. The Company expects to receive proceeds (net of underwriting discounts and estimated offering expenses) from the Offering of approximately $64.9 million. As described in the Prospectus Supplement, the Company intends to use the net proceeds from the Offering to repay amounts outstanding under its revolving credit facilities and for general corporate purposes.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 2, 2017, by and between Civeo Corporation and RBC Capital Markets, LLC, as representative of the several underwriters.

5.1	Legal Opinion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIVEO CORPORATION
Date: February 7, 2017	By:	/s/ Frank C. Steininger
Frank C. Steininger
Senior Vice President, Chief Financial Officer and Treasurer

 EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 2, 2017, by and between Civeo Corporation and RBC Capital Markets, LLC, as representative of the several underwriters.

5.1	Legal Opinion.